EXHIBIT 5

                                             June 30, 1997

Schering-Plough Corporation
One Giralda Farms
Madison, NJ  07940-1000

     RE:    Schering-Plough Corporation
            Registration Statement on Form S-8

Gentlemen:

     As Secretary of Schering-Plough Corporation, a New
Jersey corporation (the "Corporation"), I have examined the Certificate of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as I have considered necessary for the purposes of this opinion. I have also examined and am familiar with the Corporation's
Registration Statement on Form S-8 (the "Registration
Statement") as filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, relating to 36,000,000 shares of the Corporation's Common
Shares, par value $1.00 per share (the "Common Shares"), to be issued from time to time pursuant to the Corporation's
1997 Stock Incentive Plan (the "Plan").

     In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

     Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the Common Shares have been duly authorized by the Corporation and, when (a) issued and delivered by the Corporation in accordance with the terms of the Plan and
(b) paid for in full in accordance with the terms of the Plan, the Common Shares will be legally issued, fully paid and non-assessable.

     This opinion is limited to the general corporation laws of the State of New Jersey and the federal law of the United States, and I do not express any opinion herein concerning any other law. This opinion is intended solely for the Corporation's use in connection with the registration of the Common Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in facts or law that may hereafter occur. I hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ William J. Silbey
                                      William J. Silbey
                                      Secretary